UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

INCONTACT, INC.

(Exact name of registrant as specified in its charter)

1-33762

(Commission File No.)

Delaware	87-0528557
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7730 S. Union Park Ave., Suite 500, Salt Lake City, Utah 84047

(Address of principal executive offices)

(801) 320-3200

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 13, 2012, inContact, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co. (the “Underwriter”) relating to the issuance and sale of 7,000,000 shares of our common stock, par value $0.0001 per share. The price to the public in this offering is $5.00 per share, and the Underwriter has agreed to purchase the shares from us pursuant to the Purchase Agreement at a price of $4.70 per share. The net proceeds to us from this offering are expected to be approximately $32.7 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering is expected to close on or about September 18, 2012, subject to customary closing conditions. In addition, under the terms of the Purchase Agreement, we have granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 1,000,000 shares of common stock to cover overallotments, if any.

The Purchase Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties.

The offering is being made pursuant to our effective registration statement on Form S-3, File No. 333-177554, previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder. The Purchase Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit. A copy of the opinion of Parsons Behle & Latimer relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

On September 12, 2012, we issued a press release announcing that we had commenced the offering. On September 13, 2012, we issued a press release announcing that we had priced the offering. The press releases are attached as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-K.

SEC Ref. No.	Description of Document

1.1	Purchase Agreement dated September 13, 2012

5.1	Opinion of Parsons Behle & Latimer

23.1	Consent of Parsons Behle & Latimer (included in Exhibit 5.1)

99.1	Press Release dated September 12, 2012

99.2	Press Release dated September 13, 2012

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inContact, Inc.

Date: September 13, 2012	By:	/s/ Gregory S. Ayers
Gregory S. Ayers, Chief Financial Officer

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